Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As an independent registered public accounting firm, we hereby consent to the use, in the Registration Statement on Form SB-2, of our report dated April 3, 2006, relating to the financial statements of Sweet Success Enterprises, Inc. as of December 31, 2005 and for the years then ended December 31, 2005 and 2004. We also consent to the reference to our firm under the caption “Experts” in the Prospectus contained in said Registration Statement filed with the Securities and Exchange Commission.

Ehrhardt Keefe Steiner & Hottman PC

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
Certified Public Accountants

Denver, Colorado
December 29, 2006